                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)
                                   (unaudited)


                                                                                             Year ended December 31,
                                                              ---------------------------------------------------------------------
                                                                      1994          1995         1996          1997          1998
                                                              ---------------------------------------------------------------------
                                                                                                                                >
Fixed charges:
         Interest expense on indebtedness                               $231         $824         $887         $1,435      $2,410
         Interest expense on portion of rent expense                   1,530        1,689        2,066          3,340       5,840
              representative of interest
                                                              ---------------------------------------------------------------------
                  Total fixed charges                                 $1,761       $2,513       $2,953         $4,775      $8,250
                                                              =====================================================================

Earnings (loss):
         Net income (loss) before provision for income taxes         ($6,372)      $1,284      ($8,768)      ($84,632)    ($3,841)
              and minority interest
         Fixed charges per above                                       1,761        2,513        2,953          4,775       8,250
                                                              ---------------------------------------------------------------------
                  Total earnings (loss)                              ($4,611)      $3,797      ($5,815)      ($79,857)     $4,409
                                                              =====================================================================

Ratio of earnings to fixed charges                                     (2.62)        1.51        (1.97)        (16.73)        0.53
                                                              =====================================================================

Coverage deficiency                                                  ($6,372)           -      ($8,768)      ($84,632)    ($3,841)
                                                              =====================================================================



                                                                       Year ended December 31,
                                                               -----------------------------------
                                                                      1999(a)           1999
                                                               -----------------------------------
                                                                                        Pro Forma(b)
Fixed charges:
         Interest expense on indebtedness                              $3,038            $3,185
         Interest expense on portion of rent expense                   14,184            15,606
              representative of interest
                                                               -----------------------------------
                  Total fixed charges                                 $17,222           $18,791
                                                               ===================================

Earnings (loss):
         Net income (loss) before provision for income taxes        ($353,940)         ($82,231)
              and minority interest
         Fixed charges per above                                       17,222            18,791
                                                               -----------------------------------
                  Total earnings (loss)                             ($336,718)         ($63,440)
                                                               ===================================

Ratio of earnings to fixed charges                                     (19.55)            (3.38)
                                                               ===================================

Coverage deficiency                                                 ($353,940)         ($82,231)
                                                               ===================================

(a) The amounts for the year ended December 31, 1999 include a charge for in process research and development for $350,503 recorded in connection with the merger with LeukoSite, Inc.

(b) The pro forma amounts for the year ended December 31, 1999 gives effect to the merger with LeukoSite, Inc. as if it had occurred on January 1, 1999. The pro forma amounts exclude a charge for in process research and development for $350,503.